Exhibit 10.2

Exhibit C

Lease Amendment

This is an amendment to the Standard Industrial/Commercial lease agreement for property at 354 W. Gardena Blvd, Carson, CA. 90248 between 354 W. Gardena, LLC, Lessor, and Polar Power, Inc., Lessee.

A.	Delay in possession: Lessor needs more time to make property available for lessee. Delay in possession requires the following amendments:

a.	Commencement Date: The new commencement date shall be _August 21, 2018_ and the new termination date August 31, 2023.
b.	The prorated rent from August _21_, 2018 to August 31, 2018 shall be $8,103.95_. Calculated at ($22,838.40/31) x 11__ days.
c.	Lessor grants lessee a credit of $11,419.20 to be applied as a reduction of rent for each of the following months:

i.	October 2018.
ii.	November 2018.

d.	Lessor grants lessee a credit of $11,761.78 to be applied as a reduction of rent for each of the following months:

i.	September 2019.
ii.	October 2019.

Read and agreed to by representatives of each party:

/s/ Marlene Alter	8/20/18	/s/ Luis Zavala	8/20/18
Marlene Alter, Lessor	Date	Luis Zavala, Lessee	Date
End of Exhibit C